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                                                                     EXHIBIT 5.1


                   KANTROW, SPAHT, WEAVER & BLITZER
                   (A PROFESSIONAL LAW CORPORATION)
                          ATTORNEYS AT LAW                        TELEPHONE
                        SUITE 300 - CITY PLAZA                  (504) 383-4703
                          445 NORTH BOULEVARD                        FAX
                          POST OFFICE BOX 2997                  (504) 343-0630
                   BATON ROUGE, LOUISIANA 70821-2997            (504) 343-0637


                                 April 5, 1994





United Companies Financial Corporation
4041 Essen Lane
P. O. Box 1591
Baton Rouge, LA 70821-1591

         Re: Registration Statement on Form S-3 (the "Registration Statement"); SEC File No. 33-52739

Gentlemen:

         We have acted as counsel to United Companies Financial Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 200,000 shares of the Company's $2.00 par value common stock (the "Common Stock"). A stock certificate for 40,000 shares of these 200,000 shares of Common Stock will be delivered by the Company to one Selling Stockholder identified in the Registration Statement as a result of his exercise, effective April 4, 1994, of a stock purchase warrant of the Company (the "Exercised Warrant") that had previously been held by him. The remaining 160,000 shares of these 200,000 shares of Common Stock covered by the Registration Statement are issuable to another Selling Stockholder identified in the Registration Statement when and if this Selling Stockholder exercises a stock purchase warrant of the Company (the "Unexercised Warrant") previously granted to it.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-Laws, as amended, resolutions of its Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinion expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deem applicable or relevant hereto, it is our opinion that:

         (1) The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and
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United Companies Financial Corporation
April 5, 1994
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         (2)     The 40,000 shares of the Company's Common Stock to be
                 delivered by the Company relating to the Exercised Warrant have been duly authorized, and upon issuance will be duly issued in accordance with the resolutions of the Board of Directors of the Company and will be fully paid and non-assessable. The 160,000 shares of the Company's Common Stock to be issued when and if the Unexercised Warrant is exercised, when issued, delivered and paid for in accordance with the terms of the Unexercised Warrant, will be duly and validly authorized and issued in accordance with the resolutions of the Board of Directors of the Company, and will be fully paid and non-assessable.

         We hereby expressly consent to the reference to our firm under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                         Very truly yours,



                                         KANTROW, SPAHT, WEAVER & BLITZER
                                         (A PROFESSIONAL LAW CORPORATION)